Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT
THIS AMENDMENT TO STOCK, PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 30, 2014 (the “Effective Date”), by and between STRATHSPEY CROWN HOLDINGS, LLC, a Delaware limited liability company (“Seller”) and ALFHAEON CORPORATION, a Delaware corporation (“Purchaser”).
RECITALS
WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement, dated as of September 30, 2014 (the “Agreement”), pursuant to which and subject to the terms and conditions of which, Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, all of the Class D Shares of Evolus;
WHEREAS, the Agreement may be amended by written instrument making specific reference to the Agreement signed by Buyer and Seller; and
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:
AGREEMENT

1.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement,
2.    Amendments.

a.	Definitions. Net Sales. The definition of “Net Sales” shall be shall be amended to read in its entirety as follows
“Net Sales” means the net sales on behalf of Evolus, Seller, Purchaser and any of their Affiliates, authorized sublicensees and assignees for Product sold to third parties other than sublicensees and assignees, as determined in accordance with GAAP applied on a consistent basis. The deductions booked by Evolus, Seller, Purchaser or any of their Affiliates or authorized sublicensees or assignees to calculate the recorded net sales from gross sales include the following:
(i)    normal trade and cash discounts;
(ii)    amounts repaid or credited by reasons of defects, rejections, recalls or returns;
(iii)    rebates and chargebacks to customers and third parties (including, without limitation, Medicare, Medicaid, TriCare, Managed Healthcare);

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iv)    any amounts recorded in gross revenue associated with goods provided to customers for free including samples;
(v)    amounts provided or credited to customers through coupons, other discount programs and co-pay assistance programs;
(vi)    delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;
(vii)    fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information); and
(viii)    amounts received for transportation and delivery of the Product, including insurance;
provided, however, with respect to the calculation of Net Sales: (a) Net Sales only include the value charged or invoiced on the first sale to a third party and sales between or among Evolus, Seller, Purchaser and any of their Affiliates, authorized sublicensees and assignees shall be disregarded for purposes of calculating Net Sales; (b) if Product is delivered to the third party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under GAAP are met; and (c) distributors shall not be considered as sublicensees or assignees.

b.	Definitions, Product. The definition of “Product” shall be shall be amended to read in its entirety as follows
“Product” means (i) the botulinurn toxin product licensed to the Company under the Daewoong Agreement, and (ii) any other botulinum toxin, including any next generation botulinum toxin, in-licensed by Parent or any Affiliate of Parent, including, without limitation, Evolus or Alpheori, from any third party (a “New Toxin”).

c.	Sale of Shares. Section 2(b) of the Agreement shall be amended and restated to read in its entirety as follows:
“(b) In consideration for the Class D Shares, Purchaser shall make the following payments: (A) a payment by Purchaser to Seller in an aggregate amount equal to Ten Million United States Dollars ($10,000,000) upon U.S. Approval; (B) quarterly payments by Purchaser to Seller in an aggregate amount equal to [***] percent [***] of the Net Sales of the Product in the United States and its territories and possessions for each quarter (or portion thereof) following the U.S. Approval; provided, however, that any quarterly payments related to a Product which is a New Toxin shall be reduced by the amount of royalties, if any, that are paid by Evolus, Seller, Purchaser and any of their Affiliates to any third party (who is not an Affiliate) for the license rights to the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

New Toxin; provided, further, that in no event shall the quarterly payments by Purchaser to Seller be less than [***] percent [***] of the Net Sales of the New Toxin in the United States and its territories and possessions; and (C) quarterly payments by Purchaser to Seller in an aggregate amount equal to [***] percent [***] of the Net Sales of the Product in any region, territory or jurisdiction other than the United States and its territories and possessions for each quarter (or portion thereof) for any indication in such non-United States region, territory or jurisdiction for which Purchaser or any of its Affiliates has the right to market or sell the Product; provided, however, that any quarterly payments related to a Product which is a New Toxin shalt be reduced by the amount of royalties, if any, that are paid by Evolus, Seller, Purchaser and any of their Affiliates to any third party (who is not an Affiliate) for the license rights to the New Toxin; provided, further, that in no event shall the quarterly payments by Purchaser to Seller be less than [***] percent [***] of the Net Sales of the New Toxin in such non-United States region, territory or jurisdiction.
3.    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of law principles.
4.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.
5.    Third Party Beneficiary. Seller and Purchaser acknowledge and agree that the Contributors are intended third party beneficiaries of this Amendment and the obligations under this Amendment shall inure to the benefit of the Contributors, The Contributors’ Representative, on behalf of the Contributors, shall have the right power and authority to enforce the provisions hereof as though the Contributors were a party hereto.
6.    Entire Agreement; Amendment. This Amendment shall be deemed to form an integral part of the Agreement and construed in connection with and as part of the Agreement, and all terms, conditions, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment will prevail and govern, All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as supplemented by this Amendment,
[Remainder of Page Left Intentionally Blank]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SELLER:

STRATHSPEY CROWN HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

PURCHASER:

ALPHAEON CORPORATION

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO STOCK PURCHASE AGREEMENT]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.